UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): November 18, 2009

Travelzoo Inc.

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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On November 18, 2009, Travelzoo Inc. (the “Company”) entered into an Employment Agreement with Christopher Loughlin, under which, effective July 1, 2010, Mr. Loughlin, 36, will serve as the Company’s Chief Executive Officer, for an initial term of four years.  Mr. Loughlin will replace Holger Bartel as Chief Executive Officer.  Mr. Bartel, who is also a director of the Company, is expected to be designated as Chairman of the Board effective July 1, 2010.

From 2001 to 2005, Mr. Loughlin served as the Company’s Vice President of Business Development.  From 2005 to 2006, Mr. Loughlin served as the Company’s Senior Vice President and General Manager, Travelzoo UK.  Since 2006, Mr. Loughlin has served as the Company’s Executive Vice President, Europe.

Under his Employment Agreement, Mr. Loughlin will receive an annual salary of $550,000, and will be eligible to receive performance bonus payments of up to $80,000 per calendar quarter, of which $60,000 will be subject to the Company’s achieving specified performance targets, and up to $20,000 may be awarded at the discretion of the Company’s Board of Directors.  Mr. Loughlin’s current Service Agreement with the Company, dated May 16, 2005, as amended, will expire on June 30, 2010.

On November 18, 2009, the Company also entered into a Nonqualified Stock Option Agreement with Mr. Loughlin, under which he was granted options to purchase up to 300,000 shares of the Company’s common stock, at an exercise price of $14.97 per share, which was the closing price of the common stock on the date of grant.  The options are exercisable in increments of 25% from and after July 1 of each year from 2011 through 2014, as long as his employment remains in effect at such dates, and the options expire ten years after the date of grant.

These descriptions of the Employment Agreement and Nonqualified Stock Option Agreement are qualified in their entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: November 23, 2009	By:	/s/ Wayne Lee
Wayne Lee
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between Travelzoo Inc. and Christopher Loughlin, dated November 18, 2009.

10.2	Nonqualified Stock Option Agreement between Travelzoo Inc. and Christopher Loughlin, dated November 18, 2009

99.1	Press release dated November 23, 2009